An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated _________2019

Nexus Energy Services, Inc.

(Exact name of issuer as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation or organization)

https://www.applicateinc.com/

195 Montague St

Suite 1121

Brooklyn, NY 11201

800-277-3813

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

1389 - Oil and gas field services, misc.	54-1921580
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering up to 625,000,000 shares

This is a public offering of shares of common stock of Nexus Energy Services, Inc.

The offering will be at a fixed price between $0.0008 and $0.008 per share, to be determined at the time of qualification. The end date of the offering will be exactly 180 days from the date the Offering Circular is approved by the Attorney General of the state of New York (unless extended by the Company, in its own discretion, for up to another 90 days).

Our common stock currently trades on the OTC Pink market under the symbol “IBGR” and the closing price of our common stock on June 26, 2019 was $ 0.0095.  Our common stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent. however, the Company reserves the right to retain one. Upon achievement of the minimum offering amount, we will be entitled to release the funds held in escrow and the proceeds will be disbursed to us and the purchased shares will be disbursed to the investors.  If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is approved by the Attorney General of the state of New York.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular Dated ___, 2019

TABLE OF CONTENTS

SUMMARY	1
RISK FACTORS	3
USE OF PROCEEDS	14
DIVIDEND POLICY	15
DILUTION	13
MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL COND. & RESULTS OF OPERATIONS	22
BUSINESS	15
MANAGEMENT	25
RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27
PRINCIPAL STOCKHOLDERS	27
DESCRIPTION OF CAPITAL	28
SHARE ELIGIBLE FOR FUTURE SALE	30
PLAN OF DISTRIBUTION	31
VALIDITY OF COMMON STOCK	31
EXPERTS	31
INDEX TO UNAUDITED FINANCIAL STATEMENTS	F-1
PART III EXHIBITS	III-1
SIGNATURES	III-2

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

i

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to The Marquie Group, Inc.

Our Company

Nexus Energy Services, Inc. (“IBGR” or “The Company”) (IBGR: OTC) was incorporated in the state of Nevada on September 18, 2013. The Company develops apps that it hopes will transform the way we perform tasks in our daily lives in both the private and public sectors. As of March 27, 2019, we had 290,342,956 outstanding shares of Common Stock, listed on OTC Markets. Our stock trades under the symbol “IBGR.”

Overview

The Company was formed the state of Nevada on September 18, 2013, a result with a merger with Pharmstar Pharmaceuticals, Inc. under the name Nexus Energy Services, Inc. In June 2015, the Company changed its name to Illegal Restaurant Group, Inc. In August 2015, the Company changed its name back to Nexus Energy Services, Inc. We are currently in the process of changing the name of the Company to Applicate, Inc.

The Company intends to develop innovative apps that meet the needs of the individual user in new and exciting ways. We will create marketable products that build up our own financial stability as we seek development of projects with other individuals and entities. Potential targets being pursued are niche solutions products for schools, youth sports, youth dance and the fashion Industry. Our first major goal will be the production and release of a real estate app called Address. This app is designed to disrupt the real estate market, potentially providing a platform that is not currently present to agents, brokers and the general public.

The Company will aim for success in its first year of operation. During the upcoming year we look to produce apps spanning a variety of markets. This includes working on apps that we create for our own financial stability and on projects with other companies or individuals. Our first major goal will be the production and release of a real estate app called Address. This app is designed to shock the real estate market by providing a platform that is not currently present to agents, brokers and the general public. In its future The Company will continue to target the specific needs or solutions to problems for other sectors like schools, fitness, youth sports, youth dance and the fashion industry. The Company will meet with companies and businesses looking for app developers to facilitate contract work.

Please review our Risk Factors and our statement on the use of “forward looking statements.”

THE OFFERING

Common Stock we are offering	Up to 625,000,000 shares of common stock.

Common Stock outstanding before this Offering	140,342,956 Common stock, par value $0.001

Use of proceeds	The funds raised per this offering will be utilized in administrative and legal fees, product inventory, marketing, and staffing in the United States. See “Use of Proceeds” for more details.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, although the Company may choose to engage a placement agent at its sole discretion. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription. In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

Risk Related to our Company and our Business

We may require additional funds in the future to achieve our current business strategy and our inability to obtain funding may cause our business plan to fail.

We may need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Our management has a limited experience operating a public company under expansion and is subject to the risks commonly encountered by early-stage companies.

Although the management of Applicate, Inc. has experience in operating public companies, current management has not had to manage expansion while being a public company. Because we have a limited operating history for our current business model, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;
●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;
●	risks that our growth strategy may not be successful; and
●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy is to develop innovative apps that meet the needs of the individual user in new and exciting ways. Our ability to implement this business strategy is dependent on our ability to:

●	Distinguish ourselves in a very competitive market;
●	Establish brand recognition and customer loyalty; and
●	Manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our need for significant amounts of capital to fund marketing and product development within our subsidiaries and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

We must effectively manage the growth of our operations, or our company will suffer.

Our business consists of developing niche apps in the public and private sectors. Expansion of our operations, to include the development of all our portfolio, may also cause a significant demand on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because of our limited commercialization of our subsidiary products, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially viable product offered by our subsidiaries. In order to attract customers to our subsidiary products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our products and services will depend on our success in consistently providing high-quality products and services to our customers.

Our majority owner, Ron Minsky, beneficially owns approximately or has the right to vote on 51% on all matters as a result of his ownership of 10,000 shares of our Series D Preferred Stock, As a result, it has and may retain a substantial voting power in all matters submitted to our stockholders for approval including:

●	Election of our board of directors;
●	Removal of any of our directors;
●	Amendment of our Certificate of Incorporation or bylaws;
●	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of its ownership and position, the [majority holder] is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by it could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. The [majority holder] stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Our management cannot predict the extent to which we will require additional financing and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

Our financial situation creates doubt whether we will continue as a going concern.

Since inception, the Company has generated minimal revenues and has incurred losses and reported losses for the period from inception through December 31, 2018. Further, we expect to incur a net loss for the fiscal year ending December 31, 2019, primarily as a result of increased operating expenses. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

A competitor with a stronger or more suitable financial position may enter our marketplace.

The success of our business primarily depends on the success our products and their market performance, compared to rival technologies offered by a competitor. If a direct competitor arrives in our market, achieving market acceptance for our services may require additional marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, no assurance can be given that we will be able to win business from a stronger competitor.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

Risks Related to Our Business and Industry

We are subject to risks relating to legal proceedings.

We are subject to various claims and legal actions arising in the ordinary course of its business. Any such litigation could be very costly and could distract our management from focusing on operating our business. The existence of any such litigation could harm our business, results of operations and financial condition. Results of actual and potential litigation are inherently uncertain. An unfavorable result in a legal proceeding could adversely affect our reputation, financial condition and operating results.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of developing, licensing, and marketing apps for personal or professional use. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;
●	our ability to execute our business plan;
●	operating results below expectations;
●	our issuance of additional securities, including debt or equity or a combination thereof;
●	announcements of technological innovations or new products by us or our competitors;
●	loss of any strategic relationship;
●	industry developments, including, without limitation, changes in healthcare policies or practices;
●	economic and other external factors;
●	period-to-period fluctuations in our financial results; and
●	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 350,000,000 shares of common stock. We have issued and outstanding, as of the date of this prospectus, 140,342,956 shares of common stock. Our board may generally issue shares of common stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Nevada General Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Our yearly financials are independently audited.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error. Auditors are responsible for expressing an opinion on these financial statements based on their audits. They conducted our audits in accordance with auditing standards generally accepted in the United States of America.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;
●	our business’ financing plans and the availability of capital;
●	potential growth opportunities available to our business;
●	the risks associated with potential acquisitions by us;
●	the recruitment and retention of our officers and employees;
●	our expected levels of compensation;
●	the effects of competition on our business; and
●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.008 per share. The numbers are based on the total issued and outstanding shares of common stock as of March 31, 2019.

	25%	50.0%	75%	100%
Net Value	$1,244,176.00	$1,369,176.00	$1,494,176.00	$1,619,176.00
# Total Shares	296,592,956	452,842,956	609,092,956	765,342,956
Net Book Value Per Share	$0.0042	$0.0030	$0.0025	$0.0021
Increase in NBV/Share	$-0.0038	$-0.0050	$-0.0055	$-0.0059
Dilution to new shareholders	$(0.0034)	$(0.0022)	$(0.0017)	$(0.0013)
Percentage Dilution to New	-424.36%	-277.94%	-206.64%	-164.45%

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.008 per share. The numbers are based on the total issued and outstanding shares of common stock as of March 31, 2019.

	25%	50.0%	75%	100%
Net Value	$1,244,176.00	$1,369,176.00	$1,494,176.00	$1,619,176.00
# Total Shares	155,967,956	171,592,956	187,217,956	202,842,956
Net Book Value Per Share	$0.0080	$0.0080	$0.0080	$0.0080
Increase in NBV/Share	$0.0000	$0.0000	$0.0000	$0.0000
Dilution to new shareholders	$0.0000	$0.0000	$0.0000	$0.0000
Percentage Dilution to New	0.29%	0.26%	0.24%	0.22%

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of 625,000,000 shares of its common stock.

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 625,000,000 shares of its common stock at a fixed price to be determined upon qualification of the Form 1-A filing. The price shall be fixed for the duration of the offering, unless an amendment is properly filed with the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $25,000. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($125,00), 50% of the Maximum Offering proceeds raised ($250,000) 75% of the Maximum Offering proceeds raised ($375,000) and the Maximum Offering proceeds raised of $500,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

The Company intends to use the proceeds from this offering as follows:

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Net Proceeds	$118,750	$237,500	$356,250	$475,000
Costs of the Offering	$25,000	$25,000	$25,000	$25,000
Capital Expenditures	$7,000	$10,000	$14,000	$14,000
Computer Equipment	$5,000	$8,000	$11,000	$11,000
Purchased Software	$2,000	$2,000	$3,000	$3,000
Working Capital	$93,000	$211,000	$336,000	$461,000
Rent	$9,000	$18,000	$27,000	$36,000
Salary & Wages	$38,000	$76,000	$114,000	$152,000
Advertising	$14,000	$30,000	$45,000	$60,000
Branding	$13,000	$30,000	$42,000	$58,000
Marketing	$12,000	$30,000	$45,000	$60,000
Office Supplies	$1,000	$1,500	$2,000	$2,000
OTC Compliance	$3,000	$6,500	$10,000	$13,000
Legal Fees	$2,000	$4,000	$6,000	$8,000
Reserve Working Capital	$1,000	$15,000	$45,000	$72,000

TOTAL	$125,000	$250,000	$375,000	$500,000

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

BUSINESS

Company History

The Company was formed the state of Nevada on September 18, 2013, a result with a merger with Pharmstar Pharmaceuticals, Inc. under the name Nexus Energy Services, Inc. In June 2015, the Company changed its name to Illegal Restaurant Group, Inc. In August 2015, the Company changed its name back to Nexus Energy Services, Inc. We are currently in the process of changing the name of the Company to Applicate, Inc.

The Company mission is to create interactive software that will change the world. Whether the Company is creating a product for public use or an app for a company or business we will strive to tailor to the needs of the individual and deliver groundbreaking products. We value the user and the product we produce.

The strategy behind selecting an app to develop starts by evaluating the opportunity an app has financially, how it fulfills the needs of the individual, and finally its necessity and timing in the market. The Company must feel validated by the data for it to go into production for the benefit of the company and the shareholders. We believe a strong and thorough marketing plan will assist each app in launching successfully and help the app work towards sustaining a positive cash flow. The marketing implementation is detrimental to the success of our company and shareholders.

We will choose to collaborate and build apps for companies and businesses when contract negotiates can be reached to financially benefit The Company and its shareholders. The Company. takes pride in its work and looks to build strong relationships with companies and businesses to help build a name you can trust in the app sector. The Company values the client’s approval and the finished product.

Marketing

Applicate Inc.’s marketing team will create a blueprint for each app it launches which outlines how an app will be marketed and how much money will be allocated to various marketing categories. There are over 30 categories which include topics like digital marketing, hiring an agency, print and email campaigns. Once the blueprint is complete the app begins its 15 day marketing phase. The blueprint is put into action and we evaluate the results of the blueprint after 15 days. See our 6 step marketing process below to understand our progression. Applicate Inc will run a 15 day and a 30 day marketing phase on all apps following the 6 step marketing process. Our goal with each app is to get the blueprint to a tailored game plan after the 30 day marketing test phase is complete. Financially we will invest a larger amount into the launch of all of our apps with the hope of self sustainability. Spending more money initially provides us with more data on what works best as we approach the game plan. The marketing investment will perpetuate a revenue stream that will pay back the launch allocation and continue to provide income and growth. Address will be the first app to go through the marketing steps. As outlined in our year one financial Applicate Inc lists the spending allocations for the app launch and marketing plan.

It is important in marketing to have a well branded product and assistance with digital marketing. We will use the following two companies to help us achieve our marketing goals. These companies will work closely with Applicate Inc’s Bill Maxcy COO, Leonardo Kaestner our project lead and David Muradov are our social media and marketing expert. We will collaborate with these companies before the first step of the marketing plan and during implementation as needed. www.manual-labor.com (Walking distance to our office and can help with everything we need from Marketing to UI and UX design and branding; digital marketing; they have worked with some of the largest companies) www.helbert.com (Helbert will be used for design and branding only)

On the basic level of promotion each of our apps will have a website. We will be using the following development tools all created and supported by Google: Flutter for mobile development, Angular for web development and Firebase as our backend database for seamless integration between app and website. SEO is of the utmost importance. Applicate Inc believes in promotional and tutorial videos as a key component to the success of our apps. Providing the clear message to a potential user in a video about how this app will fulfill their needs or solve their problem is detrimental to acquiring them as a user. To know why you “need it” before you download it will inspire the user and make our app successful. We will hire an outside consultant team that will assist with promotional videos, TV commercials and radio spots. The plan for these details are located in the blueprint.

Step 1

The first step in the 6 step marketing process starts with filling in the blue print for the app.

Click Here for the Blueprint Template (Spreadsheet) If you click on 3Bug Media (sample) within the spreadsheet you will see how are the marketing team can post full briefs on the action. Notes and comments can be attached to each of the appropriate boxes for full communication and transparency. Applicate Inc. will use Slack or G Suite to manage the communication between each area of our company.

Step 2

Once the marketing team has completed the blueprint for the launch of the app the team will present it to the rest of the company for review. Upon approval from the board the plan is launched in step three.

Step 3

The plan is put into effect and for 15 days the marketing team will monitor all outcomes of the blueprint. It is important for the team to pay attention to what works best to acquire downloads. The team will closely monitor the LTV of the app.

Step 4

After 15 days on the market the marketing team puts together a report on the app’s productivity and revenue again paying close attention to the LTV of the app. This report is discussed with the entire company and edits are made accordingly to the blueprint. Upon competition of the edits the updated blueprint is put into effect for the next 15 days or now heading towards 30 days on the market.

Step 5

After 30 days on the market the marketing team puts together a report on the app’s productivity and revenue again paying close attention to the LTV of the app. This report is discussed with the entire company and edits are made accordingly to the blueprint. The blueprint will now become a final game plan for the marketing of the app. The final game plan is put into effect for the future of the app. Spending is adjusted and the company finalizes what works best for the app.

Step 6

The future marketing of the app is closely monitored by the marketing team. Small adjustments are made accordingly by the marketing team. The marketing team decides when to meet with the company to provide feedback, concerns and updates. The marketing team will provide a monthly report on the status of the app in relation to LTV and production.

Principal Products and Services

Our principal product and goal for the year is the release of our real estate app “Address”.  This app is designed to disrupt the real estate market by providing essential data that is currently not present to agents, brokers and the general public.  Currently, no app or website provides this data. The Company is also in the process of trying to secure a contract to create an app for Vote In or Vote Out.com. A proposal has been submitted.  The future of the Company will include the management and growth of Address as outlined herein and our continued service to provide app development to companies and small businesses. The Company will also look to produce other apps that could produce revenue for the company only after the successful launch of Address.

The Real Estate App Address

Real estate agents currently post properties on sites like Zillow or Realtor.  The property pops up in a user’s email or app interface to let them know a new property has appeared with their criteria.   It only provides how many days it has been since it posted. What happens with the property from the point of posting the “new” listing to the close of the property are nowhere to be found.  This is a significant gap within the market. Our app is “addressing” the showings and timeline of events that occur with a property (or “address”) from listing to close. The app creates “live real estate” or in a better sense real time real estate.

The real estate agent’s (user) main task includes logging a property, showing a property and closing a property.  If an offer is made or accepted the agent would be able to create a thread noting what is happening to be viewed by all. The app’s main focus is on the “showings”.  You are not “listing” the property like on Zillow or Realtor rather just inputting the “Address” for the database. The progress of a property is made public through the app.  At any time, an agent may turn their setting to private, so it is not released to the public. The app allows you to organize your showings and has an added feature that gives the agent the ability to send reports to clients before and after the showing.  Address creates a workflow timeline that outlines the progress of a home. If you search a street address within the app you would see a timeline of all the showings and workflow activities that pertain to that street address. Each item on the timeline will be posts from all different agents outlining what is occurring daily.

The app is 90% buttons to log, show and close a property with very little effort and no pictures.  The app is purely text. The agent logs a property’s information they will show into the database using 7 button clicks and one “tweet” box called a chitchat (optional box).  When the agent is done the property is now placed in their database. The agent moves on to show the property. Every time the agent shows a property they will go in and post in the “showing” section of the app.  The app draws the address from the database. The showing syndicates to their calendar and the showing threat now is placed into the searchable database viewable by everyone at the discretion of the agent. The agent can also add workflow threads to the address like offer placed or offer accepted.  An advanced feature that is built into the app allows agents to take notes and updates within the app during a showing and send a report to a client after the showing. The feature also allows the agent to share with a client a lineup of showings for the day. The ideas for Address purchased by Nexus Energy Services Inc. were placed into two types of planning tools for viewing.  The Company uses Ionic and Just in Mind to layout apps. Below are the screenshots from the planning of the app.

Address has a potential to reach 1.1 million real estate agents who are currently active in the United States and over 100 million people in the public sector who will need to handle real estate to secure a home at some point in time.  The app will be free to download for all, but agents will need to pay for an in-app subscription for additional features. These features include the ability to send documents to clients and the ability to create an enhanced profile which makes them a marketable entity to potential customers.  The subscription fee will be $4.99. Currently, there are no market competitors for Address or its features.

Our Strategy

Our goal is to design simple apps that have a great user experience and easy navigation.

Half of all software developers are app developers, with a substantial percentage of them focused primarily on video games. The Company will turn its attention to markets that are overlooked but have the ability to provide opportunity for growth and development. We hope that this will significantly decrease competition and limit the chance of a similar app being launched.

The real estate sector has been looking for the next big thing. This will be our main focus. Our first major goal is to release our real estate app Address. This app is designed to disrupt the real estate market by providing essential data that is currently not present to agents, brokers and the general public.

No app or website currently provides this data. We will make this our priority. The Company expects to launch its real estate app by the summer of 2019. We are currently very close to the beta testing phase of the app.

Marketing Plan for Address

Address will follow the 6 step marketing plan as outlined above. As we develop our 6 step plan we are currently looking into collaborating with two organizations that we feel comfortable teaming up with. In creating the 6 step process with our marketing team will collaborate with these organizations to help launch our app.

●	www.manual-labor.com (Walking distance to our office and can help with everything we need from Marketing to UI and UX design and branding; worked with some of the largest companies).
●	www.helbert.com (A friend of mine used him and again great work. It would be used for design and branding only. We can utilize both companies).

Overall Goal: To establish a baseline of agents using the app on a daily basis at launch in July to which will create the data pool and live real estate threads. Our launch to the world will in July, but the public will not be marketed to until September. The app is free for agents and brokers to use and view. It won’t be until we push it to the public that the agent would need to subscribe to posting their data to the public for the $2-$5 a month subscription. We may look into August as the month to push it to the public based on the current amount of data being offered by agents. This budget line is $100K. We will look to advertise on TV and Radio as well as the usual digital platforms. National city by city commercials can average $3000. We are looking into a celebrity spokesperson. D list spokesperson can average $5-$10k per commercial. We have several contacts that could collaborate with us on media production and celebrities that would look be part of our idea. We could also turn to the real estate world and look to team up with a powerhouse firm like a Douglas Elliman or a Barbara Corcoran. Gary Keller of Keller Williams states “He is focused on expanding market share and helping agents boost their production to fund their lives and create opportunities through technology” Mr. Keller has over 120,000 agents and could collaborate with Address to take on the real estate world firsthand. Bill Maxcy worked with Allan Dalton former CEO of Realtor.com in previous years and has many contacts with top executives at a number of firms.

Getting Users: Brokers will want their agents using the app so they know what their agents are doing on a daily basis and the broker will want the data to review.

If we target brokers first in our 6 step plan; the agents come with the marketing. One broker may bring in ten to one hundred agents. The agents themselves benefit from the data for their own self observations of their production and they will know it’s going to be launched to the public in August or September. The broker also has to verify the agent for him or her to use the app. The possible bidding war feature with offers being listed is an attractive option for agents. At that time, we launch to the public we hit them with the small in app fee.

If the Company projects a positive LTV or Lifetime Value for an app it would be a consideration for development. The key components to LTV are:

Monetization - How much a user’s contributes to the app’s revenue (in the form of ad impressions, subscriptions, in-app transactions, etc.)

Retention - The level of engagement users have with the app or how often people come back to the app within a certain period of time. Besides retention the churn or percent of people who leave an app is of the utmost importance.

Virality - The sum value of agents and the public referring the app to other potential users which allows for continuous downloads without the need to spend money on marketing.

The Company. calculates the LTV for using the following formula:

ARPU x 1/Churn = LTV

ARPU (Average revenue per user: Monetization)

Twelve Month Operational Outlook

*see financial section for 12-month financial plan

June 2019

Address’s framework in the planning tool will be shown to a variety of real estate agents in New York City and New Jersey. These focal groups provide input into the app’s features as well as the needs of the agent in relation to the goal of the app. A questionnaire will be used during the focal groups to gather specific information related to the user. Based on the feedback we received we will refine our prototype and design documents for our MVP (minimal viable product). Towards the end of the month we will start coding the next iteration of the mobile app. The Company will continue to meet with Vote In or Out to secure the contract.

July 2019

The development team will continue to code the functionalities of the next iteration of the app. We will begin to integrate our CI/CD (continuous integration/continuous delivery) framework into our deployment workflow. The Company will continue to meet with Vote In or Out to prepare for coding.

August 2019

The team will continue working on the current iteration for Address. We will hold a midpoint product review to confirm the app is on par with our initial design. The development team will start doing test runs on the CI/CD framework. Vote In or Out will be ready. As outlined in our product and services section of our business plan The Company will work on analysis and the creation of firebase for Vote In or Out.

September 2019

The development team will finish coding the MVP by the end of the month. We will have finished testing and fully integrating our CI/CD framework into our workflow for Address. As outlined in our product and services section of our business plan The Company will work on mobile development and testing for Vote In or Out.

October 2019

The development team will begin the second product review with the product owners. We will hold our next round of focus groups for feedback. Based on the feedback of the focus group we will make improvements to the product design and code. The team will prepare for alpha release of Address. As outlined in our product and services section of our business plan The Company will work deployment. The Company will look to secure additional contract work for the remainder of the year. The Company will look sign a long-term contract with Vote In or Out to maintain the mobile app.

November 2019

We will launch an alpha release for NY CASA real estate agents. We will resolve any issues, if any were to arise, and gather feedback for improvement. We will begin monitoring alpha group usage of the app. The Company will look to secure additional contract work for the remainder of the year.

December 2019

The development team will end the alpha testing. We will review the app’s usage metrics and prep for beta release. The Company will look to secure additional contract work for the remainder of the year.

January 2020

We will launch the beta release of our mobile application with selected real estate agencies. We will begin monitoring app usage for this beta group. The Company will secure contract work for the remainder of the year. The Company will work on its marketing plan for Address as outlined in the strategy section of the business plan.

February 2020

The development team will end the beta testing and review application’s usage metrics. We will prepare for full production release of Address. The Company will look to secure additional contract work for the remainder of the year. The Company will work on its marketing plan for Address as outlined in the strategy section of the business plan. The Company will continue to work on contract work for the remainder of the year.

March 2020

The app will be fully released and available to everyone. The Company will launch its marketing plan for Address after two months of planning in January and February. The Company will continue to work on contract work for the remainder of the year.

April 2020

The technical team will provide support for app, identify any potential issues and push available updates to the App Store and Play Store. The Company will continue make modifications to its marketing plan for Address as outlined in the strategy section of the business plan. The Company will continue to work on contract work for the remainder of the year.

May 2020

The technical team will continue to provide support for app, identify any potential issues with usage. The Company will continue make modifications to its marketing plan for Address as outlined in the strategy section of the business plan. The Company will continue to work on contract work for the remainder of the year and look at new app ideas to pursue in house for year two.

Industry Overview

The Smartphone App Developers industry is made up of companies and individuals that develop applications for smartphones which can be found on both iPhone and Android devices. The smartphone’s instant popularity and high adoption rate stimulated developers to quickly introduce new apps. Over the five years to 2018, as smartphones have grown in popularity and are now used by nearly every American, revenue has surged at an annualized rate of 17.1%, including an expected rise of 8.8% in 2018, to an estimated $2.8 billion. With an increasing number of mobile internet connections and low barriers to entry, the number of industry operators has been growing rapidly, and demand for talented labor has often exceeded supply, leading to a rise in the average industry. (IBIS World)

The most downloaded app as of September of 2018 on iPhone were video games. It was number one at 24% of all downloads as compared to business apps which came in second at only 9%. Education, Lifestyle and Entertainment were next in line at 6-9% each. Android had similar statistics with game downloads coming in at number one as compared to entertainment with a 7 to 1 ratio similar to that of iPhones. App fatigue is an issue for all developers. More than 25% of all apps are deleted after one use and very few are used on a consistent basis. (Statistica)

There are over 500,000 software developers in the US with an expectation of 100,000 more to be added by the year 2020. Of the 500,0000 an average of 50% focus on the creation of apps. 220 million people use cell phones in the US.

The Company is in a thriving employment sector with new app developers entering the job market at a staggering rate. Half of all software developers are app developers. With a larger percent of them focusing on video games, the Company will turn its attention to markets that are overlooked but have the ability to provide opportunity for growth and prosperity. This will significantly decrease competition and limit the chance of a similar app being launched. The real estate sector has been looking for the next big thing. This will be our main focus.

In a two-billion-dollar industry every cell phone owner is a potential user. What makes us unique is in our approach to app development. Our goal is to design simple apps that have a great user experience and easy navigation. The Company will focus on the Why? What? And How? Why does a particular audience have to use this app? What is the need in their everyday life that would make the audience use this app and how can we successfully fill that need? Identifying the need or problem of the user in a particular market and targeting that need will help create a successful app, avoid app fatigue and maximize user downloads. How are we going to produce the product that will be a success with the user?

Facilities

The Company will have a home office at WeWork at 195 Montague St, Brooklyn, NY 11201. The Company will look to equip three seats at WeWork. At this time the Company does not have any significant tangible assets. We expect monthly rent to be approximately $2,000. Currently, our officers and directors work from their respective homes and/or offices at no cost to the Company. The Company does not own or lease any real estate.

Employees

We have no employees except our officers and directors.

Legal Matters

As March 31, 2019, all legal matters were resolved or inexistent.

Regulation

Generally speaking, app development does not face regulations from government or industry. There are approval processes that may change from time to time promulgated by Google and Apple in their respective app stores.

Depending on the content and services of any particular app, we may see specific regulation based on the industry. For example, our Address app may be subject to reporting standards and other state, federal, and industry regulations related to Real Estate. Although, ultimately our app is heavily dependent upon agent users interpreting and complying with all necessary rules and regulations pertaining to real estate transactions, which include civil rights, ADA, privacy, etc., failure by any of our users to comply could result regulatory response to the app itself.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

OUR COMPANY

Overview

The Company was formed the state of Nevada on September 18, 2013, a result with a merger with Pharmstar Pharmaceuticals, Inc. under the name Nexus Energy Services, Inc. In June 2015, the Company changed its name to Illegal Restaurant Group, Inc. In August 2015, the Company changed its name back to Nexus Energy Services, Inc. We are currently in the process of changing the name of the Company to Applicate, Inc.

Expenses which comprise the costs of goods sold will include licensing agreements and royalties, as well as operational and staffing costs related to the management of the Company’s syndicated network. General and administrative expenses are comprised of administrative wages and benefits; occupancy and office expenses; outside legal, accounting and other professional fees; travel and other miscellaneous office and administrative expenses. Selling and marketing expenses include selling/marketing wages and benefits, advertising and promotional expenses, as well as travel and other miscellaneous related expenses.

Because we have incurred losses, income tax expenses are immaterial. No tax benefits have been booked related to operating loss carryforwards, given our uncertainty of being able to utilize such loss carryforwards in future years. We anticipate incurring additional losses during the coming year

Results of Operations

The following is management’s discussion of the relevant items affecting results of operations for the year ended September 30, 2018 and 2017 as well as the six months ended March 31, 2019.

Revenues

The Company had no revenue for the period ended September 30, 2018. For the period ended September 30, 2017 had total revenues of $20.

The Company had no revenues for the six-month periods ended March 31, 2019 and March 31, 2018.

Operating Costs

Operating costs consist of the Company’s bank charges, general offices expense, and amortization. Operating costs for the period ended September 30, 2018, totaled $5,666, compared to operating costs for the period ended September 30, 2017 of $5,614.

For the six months ended March 31, 2019, our total operating expenses were $60,738 compared to $2,833 for the six months ended March 31, 2018.

Net Gain (Loss)

Net gain or loss before income taxes represents operating gain or loss plus other (non-operating) gain or loss.

For the period ended September 30, 2018, the Company had a net gain of $139,334 compared to a loss of $5,594 for the period ended September 30, 2017. The sever increase in cash was due to extraordinary gain from the settlement of debts in the amount of $145,000.

For the six-month period ended March 31, 2019, we had a net loss of $60,738 compared to a net gain for six-month period ended March 31, 2018 of $107,167 due to the settlement of debts in the amount of $110,000.

Liquidity and Capital Resources

Cashflows from Operations

During the period ended September 30, 2018, the Company produced $144,976 from operations consisting of a net gain of $139,334, $5,292 in appreciation, and $350 from a decrease in accounts payable. For the period ended September 30, 2017, the Company created $(124,656) from operations consisting of a net loss of $5,594 and an increase in other liabilities of $124,701 offset by $5,292 in appreciation, $200 in an increase in accounts receivable, and a decrease of in accounts payable.

During the six-month period ended March 31, 2019, the Company had a net loss of $66 compared to a net gain of $109,988 for the six-month period ended Mach 31, 2018.

Cashflows from Investing Activities

For the periods ended September 30, 2018 and September 30, 2017 we had no cashflows from investing activities.

For the six-month periods ended March 31, 2019 and March 31, 2019 we had no cashflows from investing activities.

Cashflows from Financing Activities

For the period ended September 30, 2018, we had $(145,000) derived from financing activities attributed to the settlement of debt compared to $124,701 from the sale of common stock for the period ended September 30, 2017.

For the six months ended March 31, 2019, we had $0 derived from financing activities compared to the to $(110,000) for the six months ended March 31, 2018 due to the settlement of debts.

We believe that our capital resources are insufficient for ongoing operations, with minimal current cash reserves, particularly given the resources necessary to expand our multi-media entertainment business. We will likely require considerable amounts of financing to make any significant advancement in our business strategy. There is presently no agreement in place that will guarantee financing for our Company, and we cannot assure you that we will be able to raise any additional funds, or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be substantially dilutive to current shareholders. Lack of additional funds will materially affect our Company and our business and may cause us to substantially curtail or even cease operations. Consequently, you could incur a loss of your entire investment in the Company.

Derivative Liabilities

The Company follows the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging - Contracts in an Entity’s Own Stock”, for the embedded conversion options that were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible Debentures, along with any free-standing derivative instruments and recorded derivative liabilities on their issuance date. The Company uses the Black-Scholes model to value the derivative liabilities.

Critical Accounting Policies and Estimates

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements included in our December 31, 2018 Annual Disclosure on OTC Markets. While all of these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

We recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the fiscal year ended December 31, 2018 and the period ended March 31, 2019 include the useful lives of website development cost, beneficial conversion of convertible notes payable, the valuation of derivative liabilities and the valuation of stock-based compensation.

Revenue recognition

The Company follows ASC 605-10 “Revenue Recognition” and recognizes revenue when all the conditions for revenue recognition are met: (i) persuasive evidence of an arrangement exists, (ii) collection of the fee is probable, (iii) the sales price is fixed and determinable and (iv) services have been rendered.

Revenue is derived from subscription fees and the recovery of photo infringement settlement fees. The Company collects settlement fees for commercial and editorial uses from operating companies. The Company provides infringement protection and monitoring services to copyright owners under which copyright owners retain the Company to identify and collect settlement payments from Internet users who have infringed on their copyrights. Revenue is recognized when the Company collects a settlement fee or upon entering into a settlement agreement which acts as a waiver to the infringement against the copyright owner.  Fee-for-service revenue is reported net of contractual allowances.

The Company reports its revenue at gross amounts in accordance with ASC 605-45 “Principal Agent Considerations” because it is responsible for fulfillment of the service, has substantial latitude in setting price, assumes the credit risk and it is responsible for the payment of all obligations incurred for legal and debt collection fees. The Company bears the credit risks if it does not collect the settlement fees and will be responsible to pay for fees including, but not limited to, court filing fees, collection fees, travel costs, deposition reporter, video, and transcript fees, expert fees and expenses, investigation costs, messenger and process service fees, computer-assisted legal research fees, document duplication and/or imaging expenses, electronic-data vendor fees, and any fees or costs that a court may order to pay to a party or third party.

MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are no such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, age, and position of our officer and director is set forth below:

Name	Age	First Year as a Director or officer	Office(s) held
Ron Minsky	51	2018	Chief Executive Officer
William Maxcy	44	2018	Director
Ernst Nathan Blanchard	29	2019	Director
Leonardo H. Kaestner	25	2019	Director
David Lee	26	2019	Director
David Muradov	26	2019	Director
Angelo Rodriguez	39	2019	Director

The term of office of each director of the Company ends at the next annual meeting of the Company’s stockholders or when such director’s successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company’s Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Biographical Information

Ron Minsky, Esq, our CEO, is Litigation Counsel for Fidelity National Law Group, a subsidiary of Fidelity National Financial. Prior to his tenure at Fidelity, Mr. Minsky served as Deputy Attorney General for the State of New Jersey, Division of Criminal Justice. Mr. Minsky was formerly a Business Development Associate for a private equity firm and several hedge funds focused on the chemical sector. Mr. Minsky is licensed to practice law in New York, New Jersey, and Washington DC. He holds a JD from Widener University, Delaware Law School, an MBA from Drexel University, and a BS in Accounting and International Business from New York University.

William Maxcy, our Director & Operation Manager, is a teacher and a licensed real estate agent who specializes in commercial properties. His first exclusive property was $40 million dollars. Bill has been a teacher in Brooklyn Heights for over 17 years and continues to do so while working as a real estate salesperson. As an educator he has taken on numerous administrative roles which include implementing a systematic change to his school with a $1.2 million-dollar federal grant, running an after-school program that grosses over $300,000 a year and directing a summer camp. Before becoming a licensed real estate agent with NY Casa Group Bill Maxcy was recruited to work on a number of specialized web based real estate projects created by former CEO of Realtor.com Allan Dalton and current CEO of Better Homes Realty Larry Vecchio. He currently holds a BA in English and Education from Mount Saint Mary College and acquired an MA in Technology in 2000. After receiving his MA, he launched Maxcy Media a company that created websites for small businesses. He created over 50 websites over the course of 5 years. Realizing change was in the air for web designers he sold his business in 2005 and became an Ambassador to Education for Walden University. Bill was one of the top ambassadors for Walden University conducting over thirty marketing seminars and recruiting over one hundred prospective students.

Ernst Nathan Blanchard, our Director and head software engineer and designer has a BA from Brooklyn College. Mr. Blanchard is an SDET (Software developer engineer in test) capable of writing web, mobile and desktop applications, testing (manual and automation) those applications, and publishing said applications.

Leonard Kaestner, our Director also manages our software engineering and security, has a BS in Computer Science from New York University Tandon School of Engineering and is CompTIA Security+ certified. Mr. Kaestner has years of professional experience in software development, network administration and cyber security and has contributed to the overall security posture and compliance of a number of companies ranging from small startups to international multi-billion-dollar corporations.

David Lee is a Director, software engineer and our database specialist. Mr. Lee graduated in City College of the City University of New York with a BS in Computer Science. Mr. Lee has varied hands-on experiences in different aspects of software development. As an ETL developer, he developed ETL packages to automate daily batch. As a development team lead, he successfully deployed three major releases in two quarters. Mr. Lee had also taken other miscellaneous roles while working as software engineer including coordinate with stakeholders on business requirements, review/compose design documents, as well as provide assistance with SOX audit.

David Muradov is a Director and head of our marketing and social media. Mr. Muradov understands the marketing needs of a business and how to use of social media and digital marketing can make it a success. He utilized these skills while working at Diva Salon and Spa and Diva Nails, two premier salon businesses in Brooklyn Heights.  Their success was due to the marketing plans put in place by Mr. Muradov.  He also assists with the bookkeeping of these establishments.  Since then he has helped multiple local businesses in Brooklyn thrive in profits through his knowledge in marketing.

Angelo Rodriguez, our Director and officer manager. Mr. Rodriguez is a seasoned Real Estate Broker, Investor, and Entrepreneur whose reliability, integrity, and ambition have earned him the reputation as a strategic leader within the real estate space. Born, raised, and based in New York, he has cultivated extensive local marketplace familiarity to ensure his clients sell their properties for top dollar. In addition to selling, he is well-versed in new development and investment properties.

For nearly two decades, Angelo has been both selling and leasing real estate across Brooklyn and Manhattan. Starting out, he worked as a rental agent, and quickly climbed the ranks and became a top producer. It wasn’t long before he was supervising over 50 agents as a manager.

By 2008, Angelo established his very own real estate brokerage called NY Casa Group, a team of committed experts that specialize in leasing, sales, and property management. To date, he and his team have received notable acclaim, from being rated in the top 20 of all Brooklyn firms (2016) by the Real Deal Magazine, to winning two Yelp awards for being one of the top reviewed firms (2016 and 2017).

Executive Compensation

As of the date of this Offering Circular, no executive compensation has been issued for all services rendered in all capacities to us for the period for the past 2 years.

There are current contracts or agreements with Management.

As of date no other bonus/stock/awards/options or other compensations have been issued.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There is a $30,000 Promissory Note (the “Note”) payable to Ronald Minsky, pursuant to a December 31, 2018 Loan Agreement with the Company for money provided to the Company for ongoing operations. The principal balance of $30,000 is to be repaid with interest, which shall accrue on the unpaid principal balance at the rate of ten percent (10%) per year. The unpaid principal balance, together with any accrued interest, shall be payable by December 31, 2019. In the event of a default on the Note by the Company, Mr. Minsky would have the option to convert all or a portion of the unpaid Principal Balance, together with any accrued interest and any fees or charges, into the number of shares of the Company’s common stock equal to up to one hundred percent (100%), or any portion thereof, of the unpaid Principal Balance, together with any accrued interest and any fees or charges, to be converted at a fifty percent (50%) discount to market on the day of such Default Conversion, provided, however, that at no time shall the number of shares issued pursuant to conversion exceed 9.9% of the outstanding shares at that moment in time.

There are no other related party transactions.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of March 31, 2019. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 195 Montague Street Suite 1121, Brooklyn, NY 11201. As of March 31, 2019, we had 140,342,956 shares of common stock issued and outstanding and 200 shares of preferred stock outstanding. While each of our shares of common stock holds one vote, each share of our Series D Preferred Stock holds fifteen thousand (15,000) votes. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

Name	Shares of Common Stock Beneficially Owned	Shares of Series D Preferred Stock Beneficially Owned	Percent of Class	Total Voting Rights	Total Voting Percentage Before Offering	Voting Percentage After Offering*
Ron Minsky	0	10,000	0% & 100%	150,000,000	51.66%	16.39%
William Maxcy	0	0	0%	0%	0%	0%
Ernst N. Blanchard	0	0	0%	0%	0%	0%
Leonardo H. Kaestner	0	0	0%	0%	0%	0%
Kae F. Lee	0	0	0%	0%	0%	0%
David Muradov	0	0	0%	0%	0%	0%
Angelo Rodriguez	0	0	0%	0%	0%	0%
All directors and executive officers as a group (7 person)	0	10,000	0% & 100%	150,000,000	51.66%	16.39%

*	This percentage is based upon a fully subscribed offering with an offering price of $0.0008, which the lower end of the range. In the event we are a) less than fully subscribed; and/or b) commence the offering at a higher offering price, the voting control of the officers and directors may be increased.

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 350,000,000 shares of our Common Stock and 5,000,000 shares of Preferred Stock. Of the Preferred Stock, 500 are Series A; 2,000,000 are designated Series B; 999,500 are designated Series C; and 2,000,000 are designated Series D. As of March 31, 2019, there were 140,342,956 shares of Common Stock outstanding, 0 shares of Series A, 0 Shares of Series B, shares of Series C, and 10,000 shares of Series D.

Common Stock

Voting

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.  Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.  Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future.  See “Dividend Policy.”  The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Series A Preferred

Voting

Each Share of outstanding Series A Preferred Stock has the same number of voting rights (1) as a Share of Common Stock.

Dividends

None.

Liquidation Rights

None.

Conversion Rights

Each Share of Preferred Series A shall be convertible, at the option of the holder thereof, at any time and from time to time, into 1 Share of fully paid and non-assessable Common Stock.

Series B Preferred

Voting

Each Share of outstanding Series A Preferred Stock has the same number of voting rights (1) as a Share of Common Stock.

Dividends

None.

Liquidation Rights

None.

Conversion Rights

Each Share of Preferred Series B shall be convertible, at the option of the holder thereof, at any time and from time to time, into 1 Share of fully paid and non-assessable Common Stock.

Series C Preferred

Voting

Each Share of outstanding Series A Preferred Stock has the same number of voting rights (1) as a Share of Common Stock.

Dividends

None.

Liquidation Rights

None.

Conversion Rights

Each Share of Preferred Series C shall be convertible, at the option of the holder thereof, at any time and from time to time, into 1 Share of fully paid and non-assessable Common Stock.

Series D Preferred

Voting

Each Share of outstanding Series A Preferred Stock has the same number of voting rights equal 15,000 for each share of Series A Preferred.

Dividends

None.

Liquidation Rights

None.

Conversion Rights

Each Share of Preferred Series A shall be convertible, at the option of the holder thereof, at any time and from time to time, into 15,000 Shares of fully paid and non-assessable Common Stock.

Limitations on Liability and Indemnification of Officers and Directors

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our common stock is Olde Monmouth Stock Transfer Co, Inc.200 Memorial Parkway, Atlantic Highlands, NJ 07716. Telephone: (732) 872-2727.

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have 765,342,956 outstanding shares of common stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal about shares if fully subscribed; or

●	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of 625,000,000 shares of its common stock.

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 625,000,000 shares of its common stock at a fixed price to be determined upon qualification of the Form 1-A filing. The price shall be fixed for the duration of the offering, unless an amendment is properly filed with the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None

INDEX TO UNAUDITED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED  SEPTEMBER 30, 2018 AND MARCH 31, 2019

NEXUS ENERGY SERVICES, INC.
Financial Statements
Balance Sheet
For the Period Ended March 31, 2019 & September 30, 2018
Unaudited

	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$55	$121
Accounts receivable	1,615	1,615
Total current assets	1,670	1,736

Fixed Assets
Nueces oil leases	1,500,000	1,500,000
Total fixed assets	1,500,000	1,500,000

Other Assets
Reorganization costs	7,932	10,578
Total Other Assets	7,932	15,870
Total assets	$1,509,602	$1,512,314

See accountants’ report and notes to financial statements

NEXUS ENERGY SERVICES, INC.
Financial Statements
Balance Sheet
For the Period Ended March 31, 2019 & September 30, 2018
Unaudited

	2019	2018
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES

Current Liabilities
Accounts payable	1,447	1,447
Accrued other liabilities	176,844	180,954
Total current liabilities	178,291	182,401

Long-term Liabilities
Notes payable	62,135	-
Total long-term liabilities	-	-

Total liabilities	240,426	182,401

STOCKHOLDERS’ EQUITY
Common stock - $.001 par value; 500,000,000 shares authorized; issued and outstanding: 140,342,956 at 3/31/19 & 290,341,956 at 12/31/2018	140,343	290,342
Preferred Class D, $.0001 par value; 2,000,000 authorized; 10,000 issued and outstanding at 1/31/19 & 0 at 12/31/18	1	-
Additional paid in capital	8,958,629	8,958,629
Accumulated deficit	(7,919,059)	(8,058,393)
Current earnings	(60,738)	139,334
Total Stockholders’ equity	1,119,176	1,329,912

Total Liabilities and Stockholders’ Equity	$1,509,602	$1,512,314

See accountants’ report and notes to financial statements

NEXUS ENERGY SERVICES, INC.

Statement of Operations

For the Six Months Ended

March 31, 2019 & March 31, 2018

Unaudited

	Six Months Ended
	Mar. 31,	Mar. 31,
	2019	2018
Operating Revenue
Revenue	$-	$-
Consulting income
Total Operating Income	-	-

Operating expenses
Licenses and permits	18,042	-
Bank charges	66	12
Consulting	30,000	-
Salaries	3,094	-
General office	195	175
Legal and professional	-	-
Rent	2,275	-
Taxes	2,035	-
Interest expenses	635	-
Press releases	1,750	-
Amortization	2,646	2,646
Total Operating Expenses	60,738	2,833

Net income from operations	(60,738)	(2,833)

Extraordinary gain - debt settlement	-	110,000

Net income	(60,738)	107,167

See accountants report and notes to financials

NEXUS ENERGY SERVICES, INC.

Statement of Cash Flows

For the Six Months Ended

March 31, 2019 & March 31, 2018

Unaudited

	2019	2018
OPERATING ACTIVITIES

Net Income (Loss)	$(60,738)	$107,167

Adjustments to reconcile net Income (Loss) to net cash provided by operations
Depreciation/amortization	2,646	2,646
Decrease (increase) in accounts receivable	-	-
Decrease (increase) in accounts payable	-	175
Decrease (increase) in other liabilities	(4,109)	-
Decrease (increase) in notes payable	62,135	-
Net adjustments	60,672	2,821

Net cash provided by operating activities	(66)	109,988

Investing Activities
Asset acquisition	-	-
Net cash provided by investment activity	-	-

Financing Activities
Debt settlement	-	(110,000)
Stock issuance for debt	-	-
Net cash from financing activity	-	(110,000)

Net cash increase for period	(66)	(12)

Cash at beginning of period	121	145

Cash at end of period	55	133

See accountants report and notes to financial statements

Nexus Energy Services, Inc.

March 31, 2019

NOTES TO FINANCIAL STATEMENTS

NOTE 1- NATURE OF OPERATIONS

Nature of Operations

The Company was incorporated in the state of Colorado July 16, 1997. The Company is a holding company organized with a goal of acquiring and managing a diversified portfolio of profitable, growth-oriented companies.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.

NOTE 3-STOCKHOLDERS’ EQUITY

The company’s capitalization is 350,000,000 common shares with a par value of $.001 per share and 5,000,000 preferred shares with a par value of $.001.

NOTE 4 – LONG-TERM DEBT

As of March 31, 2019, the Company has notes payable of $55,000 as follows:

$30,000.00 issued 12/31/18 to Ron Minsky for Loans to the company, note is convertible at 50% to market and bears 6% interest rate;

$6,500.00 issued 01/31/19 to Ron Minsky for Loans to the company, note is convertible at 50% to market and bears 6% interest rate;

$25,000.00 issued 02/22/19 to Intermarket Associates LLC. for a loan made to the company, note is convertible at 50% to market and bears 6% interest rate;

NEXUS ENERGY SERVICES, INC.

Financial Statements

Balance Sheet

For the Periods Ended September 30, 2018 & September 30, 2017

Unaudited

	2018	2017

ASSETS

Current Assets
Cash and cash equivalents	$121	$145
Accounts receivable	1,615	1,615
Total current assets	1,736	1,760

Fixed Assets
Nueces oil leases	1,500,000	1,500,000
Total fixed assets	1,500,000	1,500,000

Other Assets
Prepaid compensation	-	-
Reorganization costs	10,578	15,870
Total Other Assets	10,578	15,870
Total assets	1,512,314	1,517,630

See accountants’ report and notes to financial statements

NEXUS ENERGY SERVICES, INC.

Financial Statements

Balance Sheet

For the Periods Ended September 30, 2018 & September 30, 2017

Unaudited

	2018	2017

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities
Accounts payable	$1,447	$1,097
Accrued other liabilities	180,954	180,954
Total current liabilities	182,401	182,051

Long-term Liabilities
Notes payable	-	145,000
Total long-term liabilities	-	145,000

Total liabilities	182,401	327,051

STOCKHOLDERS’ EQUITY
Common stock - $.001 par value; 500,000,000 shares authorized; issued and outstanding: 290,342,956 at 9/30/18 & 9/30/17	290,343	290,343
Preferred stock - $.001 par value; 20,000,000 Authorized; 1,024,116 issued and outstanding at 9/30/18 & 9/30/17	1,024	1,024
Additional paid in capital	8,957,605	8,957,605
Accumulated deficit	(8,058,393)	(8,052,799)
Current earnings	139,334	(5,594)
Total Stockholders’ equity	1,329,913	1,190,579

Total Liabilities and Stockholders’ Equity	1,512,314	1,517,630

See accountants’ report and notes to financial statements

NEXUS ENERGY SERVICES, INC.

Statement of Operations

For the Twelve Months Ended

September 30, 2018 & September 30, 2017

Unaudited

	Twelve Months Ended
	Sept. 30,	Sept. 30,
	2018	2017

Operating Revenue
Revenue	$-	$20
Consulting income
Total Operating Income	-	20

Operating expenses
Advertising	-	-
Bank charges	24	22
Consulting	-	-
Dues and subscriptions	-	-
General office	350	300
Legal and professional	-	-
Rent	-	-
Taxes - business	-	-
Interest expenses	-	-
Amortization	5,292	5,292
Total Operating Expenses	5,666	5,614
Net income from operations	(5,666)	(5,594)

Extraordinary gain - debt settlement	145,000	-

Net income	139,334	(5,594)

See accountants report and notes to financials

Nexus Energy Services, Inc.

Statement of Stockholders’ Equity

September 30, 2018

			Additional
			Paid-in-	Retained
	Shares	Amount	Capital	Earnings	Total
Balance - 9/30/14	165,641,655	165,642	8,957,605	(7,843,503)	1,279,744

Net income - 2015				(57,486)	(57,486)

Balance - 9/30/15	165,641,655	165,642	8,957,605	(7,900,989)	1,222,258

Net income - 2016				(151,810)	(151,810)

Balance - 9/30/16	165,641,655	165,642	8,957,605	(8,052,799)	1,070,448

Share issuance	124,701,301	124,701			124,701

Net income - 2017				(5,594)	(5,594)

Balance - 9/30/17	290,342,956	290,343	8,957,605	(8,058,393)	1,189,555

Net income - 2018				139,334	139,334

Balance - 9/30/18	290,342,956	290,343	8,957,605	(7,919,059)	1,328,889

See accountants report and notes to financial statements

NEXUS ENERGY SERVICES, INC.

Statement of Cash Flows

For the Twelve Months Ended

September 30, 2018 & September 30, 2017

Unaudited

	2018	2017
OPERATING ACTIVITIES

Net Income (Loss)	$139,334	$(5,594)

Adjustments to reconcile net Income (Loss) to net cash provided by operations
Depreciation/amortization	5,292	5,292
Decrease (increase) in accounts receivable	-	200
Decrease (increase) in accounts payable	350	147
Decrease (increase) in other liabilities	-	(124,701)
Decrease (increase) in notes payable	-	-
Net adjustments	5,642	(119,062)

Net cash provided by operating activities	144,976	(124,656)

Investing Activities
Asset acquisition	-	-
Net cash provided by investment activity	-	-

Financing Activities
Debt settlement	(145,000)	-
Stock issuance for debt	-	124,701
Net cash from financing activity	(145,000)	124,701

Net cash increase for period	(24)	45

Cash at beginning of period	145	100

Cash at end of period	121	145

See accountants report and notes to financials

NEXUS ENERGY SERVICES, INC.

September 30, 2018

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

Nature of Operations

The Company was incorporated in the state of Nevada on September 18, 2013. The Company is a holding company organized with a goal of acquiring and managing a diversified portfolio of profitable, growth-oriented companies.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements unaudited and are presented in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company believes that these financial statements present fairly, in all material respects, the financial position of the Company and the results of its operations and cash flows for the periods presented.

The Company’s fiscal year ends on September 30.

NOTE 3 - STOCKHOLDERS’ EQUITY

The company’s capitalization is 290,342,956 common shares with a par value of $.001 per share; 10,000 Series D preferred shares with a par value of $.001.

PART III EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description	Filed
2.1	Certificate of Incorporation	On Form 10SB12G on 6/2/1999
2.2	Bylaws	On Form 10SB12G on 6/2/1999
2.3	Articles of Amendment (Name Change)	On Form 8-K on 5/12/2003
2.4	Agreement and Plan of Merger	On Schedule 14A
2.5	Certificate of Incorporation (Redomiciled in DE)	On Schedule 14A
2.6	Amended Certificate of Incorporation and Bylaws	Filed herewith
2.7	Amended Certificate of Incorporation and Bylaws	Filed herewith
2.8	Articles of Incorporation (NV)	Filed herewith
2.9	Articles and Plan of Merger	Filed herewith
2.10	Certificate of Amendment	Filed herewith
2.11	Certificate of Amendment	Filed herewith
4.1	Form of Subscription Agreement	Filed herewith
11.1	Consent of Eilers Law Group, P.A. (Included in 12.1)	Filed herewith
12.1	Opinion of Eilers Law Group, P.A. regarding legality of the securities covered in this Offering*	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brooklyn, NY on this 8th day of July 2019.

By:	/s/ Ron Minsky
Ron Minsky,
Chief Executive Officer and Chairman
Principal Executive, Financial and Accounting Officer
Nexus Energy, Inc.

This offering statement has been signed by the following persons in the capacities and on July 8, 2019.

By:	/s/ Ron Minsky
Ron Minsky,
Chief Executive Officer and Chairman

By:	/s/ William Maxcy
William Maxcy,
Director

By:	/s/ Ernst Nathan Blanchard
Ernst Nathan Blanchard,
Director

By:	/s/ Leonard H. Kaestner
Leonard H. Kaestner,
Director

By:	/s/ David Lee
David Lee,
Director

By:	/s/ David Murdov
David Murdov,
Director

By:	/s/ Angelo Rodriguez
Angelo Rodriguez,
Director

III-2